Exhibit 99.1

             VON HOFFMANN HOLDINGS INC. AND VON HOFFMANN CORPORATION
         ANNOUNCE RECEIPT OF CONSENTS AND THE EXTENSION OF TENDER OFFERS
                      FOR SUBORDINATED EXCHANGE DEBENTURES,
                                SENIOR NOTES AND
                            SENIOR SUBORDINATED NOTES


St. Louis, Missouri, September 2, 2004 - Von Hoffmann Holdings Inc. ("Von Hoffmann Holdings") announced today receipt of tenders and consents for approximately 99% of the principal amount outstanding of its 13.5% Subordinated Exchange Debentures Due 2009 (the "13.5% Notes") as of September 1, 2004. The percentage of consents received exceeds the requisite consents needed to amend the 13.5% Indenture (as defined below). Von Hoffmann Holdings announced that it has extended the expiration date for the 13.5% Notes Tender Offer (as defined below) to 5:00 p.m., New York City time, on September 24, 2004 and that it will also pay the consent payment to all holders of 13.5% Notes who validly tender their 13.5% Notes prior to 5:00 p.m., New York City time, on September 24, 2004.

Also today, Von Hoffmann Corporation, a subsidiary of Von Hoffmann Holdings ("Von Hoffmann Corp."), announced receipt of tenders and consents for approximately 97% of the principal amount outstanding of its 10 1/4% Senior Notes Due 2009 (the "10 1/4% Notes") and approximately 87% of the principal amount outstanding of its 10 3/8% Senior Subordinated Notes Due 2007 (the "10 3/8% Notes" and, together with the 13.5% Notes and the 10 1/4% Notes, the "Notes"). The percentage of consents received exceeds the requisite consents needed to amend the 10 1/4% Indenture and 10 3/8% Indenture (each as defined below). Von Hoffmann Corp. announced that it has extended the expiration date for the 10 1/4% Notes Tender Offer and the 10 3/8% Notes Tender Offer (as defined below) to 5:00 p.m., New York City time, on September 24, 2004 and that


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it will also pay the consent payment to all holders of the 10 1/4% Notes and 10
3/8% Notes who validly tender their 10 1/4% Notes and 10 3/8% Notes, respectively, prior to 5:00 p.m., New York City time, on September 24, 2004. The consideration for each $1,000 principal amount of 10 1/4% Notes validly tendered and accepted for purchase will be determined at 10:00 a.m., New York City time, on September 10, 2004 (unless the expiration date is extended) and will be calculated in accordance with the Von Hoffmann Corp. Offer to Purchase (as defined below).

The 13.5% Notes were tendered pursuant to an Offer to Purchase and Consent Solicitation Statement (the "Von Hoffmann Holdings Offer to Purchase") dated August 19, 2004, which more fully sets forth the terms and conditions of the cash tender offer to purchase any and all of the $44,729,361 outstanding principal amount of the 13.5% Notes and the consent solicitation to eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions contained in the indenture governing the notes (the "Von Hoffmann Holdings Tender Offer and Consent Solicitation").

The 10 1/4% Notes and the 10 3/8% Notes were tendered pursuant to an Offer to Purchase (the "Von Hoffmann Corp. Offer to Purchase") dated August 19, 2004, which more fully sets forth the terms and conditions of the cash tender offer to purchase any and all of the $275,000,000 outstanding principal amount of the 10 1/4% Notes and any and all of the $100,000,000 outstanding principal amount of the 10 3/8% Notes and the consent solicitation to eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions contained in the indentures governing the 10 1/4% Notes and the 10 3/8% Notes (the "Von Hoffmann Corp. Tender Offer and Consent Solicitation"


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and, together with the Von Hoffmann Holdings Tender Offer and Consent
Solicitation, the "Tender Offers and Consent Solicitations").

The obligation of Von Hoffmann Holdings and Von Hoffman Corp. to accept for purchase and to pay the purchase price and consent payment for the Notes in each Tender Offer and Consent Solicitation is conditioned on, among other things, the satisfaction or waiver of the conditions to the closing of the transactions previously announced involving affiliates of Kohlberg Kravis Roberts & Co. and DLJ Merchant Banking Partners, including the merger of Von Hoffmann Holdings with VHH Merger, Inc., a wholly-owned subsidiary of Fusion Acquisition LLC, and the contribution of Von Hoffmann Holdings to Jostens Holding Corp. and the receipt of tenders and consents from the holders of at least a majority of the aggregate principal amount of the Notes and the outstanding notes of Jostens, Inc. and AKI, Inc., and the execution of a supplemental indenture to each of the indentures governing such notes. As of 5:00 p.m., New York City time, on September 1, 2004, each of Jostens, Inc. and AKI, Inc. had received tenders and consents for at least a majority of the aggregate principal amount of their respective notes.

As a result of the receipt of the requisite consents in respect of the 13.5% Notes as of the Consent Date (as defined in the Von Hoffmann Holdings Offer to Purchase), Von Hoffmann Holdings and HSBC Bank USA, National Association, the trustee under the indenture pursuant to which the 13.5% Notes were issued (the "13.5% Indenture"), will execute a supplemental indenture to the 13.5% Indenture in order to effect the proposed amendments to the 13.5% Notes and the 13.5% Indenture, as provided in the Von Hoffmann Holdings Offer to Purchase. However,


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the amendments will not become operative with respect to the 13.5% Notes and the
13.5% Indenture until the 13.5% Notes are accepted for purchase by the Company.

As a result of the receipt of the requisite consents in respect of the 10 1/4% Notes as of the Consent Date (as defined in the Von Hoffmann Corp. Offer to Purchase), Von Hoffmann Corp. and U.S. Bank National Association, the trustee under the indenture and the supplements thereto, pursuant to which the 10 1/4% Notes were issued (the "10 1/4% Indenture"), will execute a supplemental indenture to the 10 1/4% Indenture in order to effect the proposed amendments to the 10 1/4% Notes and the 10 1/4% Indenture, as provided in the Von Hoffmann Corp. Offer to Purchase. However, the amendments will not become operative with respect to the 10 1/4% Notes and the 10 1/4% Indenture until the 10 1/4% Notes are accepted for purchase by the Company.

As a result of the receipt of the requisite consents in respect of the 10 3/8% Notes as of the Consent Date (as defined in the Von Hoffmann Corp. Offer to Purchase), Von Hoffmann Corp. and HSBC Bank USA, National Association, the trustee under the indenture and the supplements thereto, pursuant to which the 10 3/8% Notes were issued (the "10 3/8% Indenture"), will execute a supplemental indenture to the 10 3/8% Indenture in order to effect the proposed amendments to the 10 3/8% Notes and the 10 3/8% Indenture, as provided in the Von Hoffmann Corp. Offer to Purchase. However, the amendments will not become operative with respect to the 10 3/8% Notes and the 10 3/8% Indenture until the 10 3/8% Notes are accepted for purchase by the Company.

Credit Suisse First Boston LLC is acting as dealer manager and solicitation agent for the Tender Offers and Consent Solicitations. The information agent is MacKenzie Partners, Inc. and the Depositary is The Bank of New York. Questions


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regarding the Tender Offers and Consent Solicitations may be directed to Credit
Suisse First Boston LLC by telephone at (800) 820-1653 (toll free) and (212) 538-0652 (call collect). Requests for copies of the Offers to Purchase and related documents may be directed to MacKenzie Partners, Inc., by telephone at
(800) 322-2885 (toll free) and (212) 929-5500 (call collect) or by email at proxy@mackenziepartners.com.

Von Hoffmann Corp. is a leading manufacturer of four-color case-bound and soft-cover educational textbooks and related components for major publishers of books in the United States. In addition to textbook manufacturing, Von Hoffmann Corp. provides a full range of printing and design services from early design to final distribution. The company manufactures products sold to the commercial marketplace where they target business-to-business catalog manufacturers, the federal government printing office, trade publishers, health-care catalog manufacturers, the financial services industry and numerous other niche markets.


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This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The tender offers and consent solicitations are being made solely by the Offer to Purchase and Consent Solicitation Statements dated August 19, 2004.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Von Hoffmann Holdings and Von Hoffmann Corp. believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.







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